Exhibit 11(i) under N-1A
                                          Exhibit 23 under Item 601/Reg SK



                               ARTHUR ANDERSEN LLP








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 40 to Form N-1A Registration Statement of Star Funds of our report dated January 16, 1998, on the financial statements as of November 30, 1997, of Star Capital Appreciation Fund, Star Growth Equity Fund, Star Tax-Free Money Market Fund, Star Relative Value Fund, Star Strategic Income Fund, The Stellar Fund, Star Treasury Fund, Star U.S. Government Income Fund, The Stellar Insured Tax-Free Bond Fund, included in or made a part of this registration statement.


                                                         /s/ Arthur Andersen LLP
                                                             ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
March 23, 1998